Exhibit 99.1
For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. ANNOUNCES FIRST QUARTER 2009 RESULTS
•	Revenue before reimbursements of $167 million, down 9% from first quarter 2008 and down 4% from fourth quarter 2008

•	Adjusted earnings per share (excluding the net income impact of severance costs) of $0.16; GAAP earnings per share of $0.11

•	Monthly improvements to financial results as the quarter progressed

•	Previously announced cost reduction actions expected to exceed targets

•	Estimated range for 2009 earnings per share, adjusted to exclude severance and other operating costs, remains unchanged (between $0.85 and $1.00)
CHICAGO, May 7, 2009 – Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the first quarter ended March 31, 2009.
William M. Goodyear, Chairman and Chief Executive Officer, commented, “Difficult market conditions from the fourth quarter of 2008 carried into early 2009, however, we were encouraged by monthly sequential improvements as the quarter progressed. Our disputes and financial services teams were the primary areas ‘stalled’ by the economic climate. Within the disputes arena we have seen improving signs of recovery throughout the quarter from both our corporate and law firm clients and expect major litigation matters to ramp in the near term.”
Mr. Goodyear continued, “Our response to the challenges of the business climate has been swift and substantial. We took aggressive steps to reduce costs and to realign the Company’s staffing levels – actions that will have a significant impact as the year progresses and that position us to deliver solid earnings and cash flow for 2009. We continue to believe that we can achieve between $0.85 and $1.00 in earnings per share (adjusted to exclude severance and other operating costs) despite expectations for total revenues at the lower end of our previously discussed range of $750 million to $825 million in total revenue.”
First Quarter 2009 Results
The Company’s first quarter 2009 results are summarized as follows:

Total Company First Quarter 2009 Financial Results (1)

	Q1 2009	Q1 2008	% Change
Revenue Before Reimbursements ($000)	$167,212	$184,294	-9.3%
Total Revenue ($000)	$182,362	$207,139	-12.0%
Adjusted EBITDA ($000)	$22,052	$33,208	-33.6%
EBITDA ($000)	$21,752	$32,558	-33.2%
Net Income ($000)	$5,433	$10,906	-50.2%
Earnings Per Share	$0.11	$0.23	-52.2%
Adjusted Earnings Per Share	$0.12	$0.25	-52.0%
Average Billable FTEs	1,941	1,913	1.5%
End of Period Billable FTEs	1,920	1,896	1.3%
Consultant Utilization (1,850 base)	75%	83%	-9.6%
Average Bill Rate (excluding success fees)	$252	$254	-0.8%
DSO	87	83	4.8%

(1)	See the attached financial schedules for a reconciliation of Adjusted EBITDA and Adjusted Earnings per Share to the closest GAAP measure.
Navigant’s first quarter 2009 total revenues decreased 12% from record levels in the first quarter of 2008 due to several factors including the weakened economy, longer lead times for client spending decisions, and uncertainties surrounding the regulatory environment and potential stimulus spending. As expected, currency movements and low reimbursements for the first quarter of 2009 significantly impacted total revenues. However, utilization was a solid 75% and the Company’s average bill rate remained steady at $252 despite pricing pressures. Consultant attrition significantly declined in the first quarter of 2009 to 8% resulting in annualized attrition of 17% as compared to 22% in the first quarter of 2008.
As announced on February 24, 2009, Navigant implemented a number of cost reduction actions intended to decrease the Company’s expense base and to rebalance its portfolio of talent against current demand. These actions included staff reductions, a salary freeze, and limits on discretionary spending and are expected to result in lower operating, general and administrative expenses for 2009. While the impact of these actions will not be fully realized until the second quarter, they began to take effect in the first quarter as operating and general and administrative costs, excluding severance and other operating costs, declined from 2008 levels. Combined with anticipated lower amortization and interest expense the Company expects that its cost reduction efforts will largely offset the adverse impact of a weaker revenue environment.
Business Segment Highlights
First quarter 2009 financial results for the Company’s four business segments are summarized as follows:

Business Segment First Quarter 2009 Financial Results

	Ql 2009	Ql 2008	% Change
Business Segment Total Revenue ($000)
North American Dispute and Investigative Services	$72,630	$91,002	-20.2%
North American Business Consulting Services	79,639	96,341	-17.3%
International Consulting Operations	16,046	19,796	-18.9%
Economic Consulting Services	14,047	n/a	n/a

Total Company	$182,362	$207,139	-12.0%

Business Segment Revenue before Reimbursements ($000)
North American Dispute and Investigative Services	$67,247	$83,823	-19.8%
North American Business Consulting Services	72,772	83,468	-12.8%
International Consulting Operations	14,306	17,003	-15.9%
Economic Consulting Services	12,887	n/a	n/a

Total Company	$167,212	$184,294	-9.3%

Segment Operating Profit ($000) (2)
North American Dispute and Investigative Services	$25,450	$35,023	-27.3%
North American Business Consulting Services	26,391	33,330	-20.8%
International Consulting Operations	4,021	5,383	-25.3%
Economic Consulting Services	4,644	n/a	n/a

Total Company	$60,506	$73,736	-17.9%

(2)	For further detail see the Q1 2009 Metrics Datasheet posted at www.navigantconsulting.com/investor_relations.
Revenue before reimbursements in the Company’s Dispute and Investigative Services segment was down 20% from a record first quarter 2008 and down 6% from fourth quarter 2008, reflecting a general lag in the initiation of sold dispute engagements as well as a continuing lack of large investigative assignments. While both corporate and law firm clients are exercising restraint in the staging of work sold, major litigation in the areas of capital markets disputes, bankruptcy, white collar crime and international arbitration are active and substantial for the Company.
The Business Consulting Services segment experienced a decline in revenue before reimbursements of 13% from first quarter 2008 and 3% from fourth quarter 2008, predominantly reflecting a realignment of the segment’s financial services team in an effort to rebalance capabilities and expertise against market demand. The Company maintains a core talent base in financial services to capture opportunities emerging from financial and regulatory risk. The segment’s healthcare and energy teams remain strong and continued growth is expected against a backdrop of stimulus funding and regulatory focus. The corporate finance group continues to be very active on hedge fund restructurings and real estate asset matters.
Navigant’s International Consulting Operations segment revenue before reimbursements decreased 16% from first quarter 2008 due solely to the decline in the sterling exchange rate. However, the segment’s revenue before reimbursements increased 4% from fourth quarter 2008 reflecting ongoing strong performance on large, global infrastructure disputes and a small acquisition in investment management capabilities.
The Company’s Economic Consulting Services segment was acquired in May 2008 and has demonstrated ongoing strong performance reflecting demand for the team’s experts in antitrust, securities, and labor and employment matters. Revenue before reimbursements of $12.9 million in the first quarter of 2009 was generally consistent with plan and reflected a 9% decline from a record fourth quarter 2008.

A Company metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.
2009 Outlook
Navigant confirmed its prior 2009 guidance issued on February 24, 2009. Total revenues are expected to fall at the lower end of the range of $750 million to $825 million. Earnings per share are estimated to be between $0.85 and $1.00, excluding severance and other operating costs.
“We continue to remain focused on serving clients and protecting profitability,” stated Mr. Goodyear. “I am confident in our ability to proactively manage costs while capitalizing on the market opportunities emerging from intensifying global regulatory and economic pressures. As 2009 progresses we expect to be favorably impacted by improving demand drivers in the dispute channel together with growth in the energy, healthcare and corporate finance markets.”
First Quarter 2009 Earnings Conference Call
Mr. Goodyear will host a conference call to discuss the Company’s financial results at 10:00 a.m. Eastern Standard Time on Thursday, May 7, 2009. The web cast may be accessed at www.navigantconsulting.com/investor_relations. A replay of the web cast will be available for approximately 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success of the Company’s cost reduction actions; the success of the Company’s organizational changes; risks inherent in international operations including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” section and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended March 31,
	2009	2008

Revenue before reimbursements	$167,212	$184,294
Reimbursements	15,150	22,845

Total revenues	182,362	207,139
Cost of services before reimbursable expenses	110,267	113,073
Reimbursable expenses	15,150	22,845

Total costs of services	125,417	135,918
General and administrative expenses	34,893	38,013
Depreciation expense	4,640	4,165
Amortization expense	3,620	4,227
Other operating costs:
Office consolidation	908	1,518

Operating income	12,884	23,298
Interest expense	3,968	4,602
Interest income	(296)	(272)
Other income, net	(321)	5

Income before income tax expense	9,533	18,963
Income tax expense	4,100	8,057

Net income	$5,433	$10,906

Basic income per share	$0.11	$0.24
Shares used in computing income per basic share	47,443	46,099

Diluted income per share	$0.11	$0.23
Shares used in computing income per diluted share	49,449	46,838

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended March 31, 2009				For the quarter ended March 31, 2008
	Adjusted	Adjustments		Reported	Adjusted	Adjustments		Reported

Revenue before reimbursements	$167,212			$167,212	$184,294			$184,294
Reimbursements	15,150			15,150	22,845			22,845

Total revenues	182,362	—		182,362	207,139	—		207,139

Cost of services before reimbursable expenses	110,267			110,267	113,073			113,073
Reimbursable expenses	15,150			15,150	22,845			22,845

Total costs of services	125,417	—		125,417	135,918	—		135,918
General and administrative expenses	34,893			34,893	38,013			38,013
Depreciation expense	4,640			4,640	4,165			4,165
Amortization expense	3,620			3,620	4,227			4,227
Other operating costs:
Office consolidation	—	908		908	—	1,518		1,518

Operating income	13,792	(908)		12,884	24,816	(1,518)		23,298
Interest expense	3,968			3,968	4,602			4,602
Interest income	(296)			(296)	(272)			(272)
Other income, net	(321)			(321)	5			5

Income before income tax expense	10,441	(908)		9,533	20,481	(1,518)		18,963
Income tax expense	4,466	(366)		4,100	8,669	(612)		8,057

Net income	$5,975	$(542)		$5,433	$11,812	$(906)		$10,906

Diluted income per share (EPS) (3)	$0.12			$0.11	$0.25			$0.23

Shares used in computing income per diluted share
	49,449			49,449	46,838			46,838

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	66%			66%	61%			61%
Reimbursable expenses	9%			9%	12%			12%
General and administrative expenses	21%			21%	21%			21%

EBITDA (4)	13%			13%	18%			18%
Operating income	8%			8%	13%			13%
Net income	4%			3%	6%			6%

EBITDA (4) reconciliation:
EBITDA (4)	$22,052	$(300)		$21,752	$33,208	$(650)		$32,558
Depreciation	4,640			4,640	4,165			4,165
Accelerated Depreciation — Office consolidation	—	(608)		608	—	(868)		868
Amortization	3,620			3,620	4,227			4,227

Operating income	$13,792	$(908	)(1)	$12,884	$24,816	$(1,518	) (2)	$23,298

(1)	During the first quarter of 2009 the Company recorded office consolidation costs of $0.9 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements.

(2)	During the first quarter of 2008 the Company recorded office consolidation costs of $1.5 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements

(3)	The Company recorded severance costs of $3.0 million and $0.3 million during the first quarters of 2009 and 2008 respectively. After reducing the severance costs to reflect the tax benefit on such costs of approximately 40%, the net income impact of the severance costs were $1.8 million and $0.2 million during the first quarters of 2009 and 2008 respectively.

	For the quarter ended March 31,
	2009	2008
Severance costs	$3,007	$342
Tax benefit of severance costs at 40%	(1,203)	(137)

Net income impact of severance costs	$1,804	$205

Shares used in computing income per diluted share	49,449	46,838
Diluted income per share impact of severance costs	$0.04	$0.00

Adjusted net income	$5,975	$11,812
Net income impact of severance costs	1,804	205

Adjusted net income, excluding the net income impact of severance costs	$7,779	$12,017

Shares used in computing income per diluted share	49,449	46,838
Adjusted diluted income per share, excluding the impact of severance costs	$0.16	$0.26

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008

Current assets:
Cash and cash equivalents	$6,743	$23,134	$7,632
Accounts receivable, net	188,824	170,464	206,567
Prepaid expenses and other current assets	19,414	13,455	13,529
Deferred income tax assets	15,504	21,494	13,667

Total current assets	230,485	228,547	241,395

Property and equipment, net	45,532	45,151	52,129
Intangible assets, net	34,109	38,108	53,096
Goodwill	463,176	463,058	422,461
Other assets	16,095	17,529	8,373

Total assets	$789,397	$792,393	$777,454

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,634	$8,511	$8,516
Accrued liabilities	9,731	10,086	12,418
Accrued compensation-related costs	40,806	72,701	42,120
Income taxes payable	—	1,371	9,559
Notes payable	3,587	4,173	6,342
Term loan — current	2,250	2,250	2,250
Other current liabilities	28,601	31,467	26,427

Total current liabilities	95,609	130,559	107,632
Non-current liabilities
Deferred income tax liabilities	26,687	28,511	26,723
Other non-current liabilities	36,589	37,336	23,888
Notes payable	—	—	4,843
Term loan non-current	218,813	219,375	221,063
Bank debt non-current	39,459	10,854	44,454

Total non-current liabilities	321,548	296,076	320,971

Total liabilities	417,157	426,635	428,603

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	59	59	58
Additional paid-in capital	557,267	555,737	545,048
Deferred stock issuance, net	699	985	1,853
Treasury stock	(229,626)	(231,071)	(239,771)
Retained earnings	74,672	69,239	40,088
Accumulated other comprehensive income (loss)	(30,831)	(29,191)	1,575

Total stockholders’ equity	372,240	365,758	348,851

Total liabilities and stockholders’ equity	$789,397	$792,393	$777,454

Selected Data

Days sales outstanding, net (DSO) [1]	87	73	83

1)	Net of deferred revenue.

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in 000s (except per share amounts)

	For the three months ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net income	$5,433	$10,906
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	4,640	4,165
Depreciation expense — office consolidation	608	868
Amortization expense	3,620	4,227
Share-based compensation expense	2,506	3,533
Accretion of interest expense	278	176
Allowance for doubtful accounts receivable	3,754	2,071
Deferred income taxes	2,778	522
Other, net	—	14
Changes in assets and liabilities:
Accounts receivable	(22,652)	(19,434)
Prepaid expenses and other assets	(2,270)	(4,036)
Accounts payable	2,155	985
Accrued liabilities	(334)	1,664
Accrued compensation-related costs	(31,842)	(19,948)
Income taxes payable	(1,821)	4,374
Other current liabilities	(1,464)	(4,118)

Net cash used in operating activities	(34,611)	(14,031)

Cash flows from investing activities:

Purchases of property and equipment	(5,708)	(2,531)
Acquisition of business	(1,875)	—
Payments of acquisition liabilities	(2,821)	(1,154)
Other, net	(40)	—

Net cash used in investing activities	(10,444)	(3,685)

Cash flows from financing activities:
Issuances of common stock	1,672	2,563
Payments of notes payable	(355)	(499)
Borrowings from banks, net of repayments	28,802	11,752
Payments of term loan installments	(562)	(562)
Other, net	(706)	438

Net cash provided by financing activities	28,851	13,692

Effect of exchange rate changes on cash	(187)	—

Net decrease in cash and cash equivalents	(16,391)	(4,024)
Cash and cash equivalents at beginning of the period	23,134	11,656

Cash and cash equivalents at end of the period	$6,743	$7,632